                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                 S1 Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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      2)  Aggregate number of securities to which transaction applies:

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      3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
                                ------------------------------------------------
      2) Form, Schedule or Registration Statement No.:
                                                      ----------------------
      3) Filing Party:
                      ----------------------------------------------------------
      4) Date Filed:
                    --------------------------------------------------------

                             [S1 CORPORATION LOGO]
                      3390 PEACHTREE ROAD, NE, SUITE 1700
                             ATLANTA, GEORGIA 30326

                                                                    May 17, 2000

DEAR SHAREHOLDER:

     You are cordially invited to attend the annual meeting of shareholders of S1 Corporation to be held on Tuesday, June 6, 2000, at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road, NE, Atlanta, Georgia 30326.

     At the annual meeting, our shareholders will be asked to elect two directors for a three-year term and to approve two amendments that are a part of our second amended and restated employee stock purchase plan.

     Our board of directors unanimously recommends that you vote FOR these proposals. We encourage you to read the accompanying proxy statement, which provides information about our company and the matters to be voted on at the annual meeting.

     It is important that your shares be represented at the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OF COMMON STOCK VIA A TOLL-FREE TELEPHONE NUMBER OR THE INTERNET OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. If you prefer, you are welcome to attend the meeting and vote in person.

                                          Sincerely,

                                          /s/ JAMES S. MAHAN, III
                                          James S. Mahan, III
                                          Chief Executive Officer
                                          and President

                                 S1 CORPORATION
                      3390 PEACHTREE ROAD, NE, SUITE 1700
                             ATLANTA, GEORGIA 30326
                                 (404) 812-6200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 2000

                            ------------------------

DEAR SHAREHOLDER:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of S1 Corporation will be held on Tuesday, June 6, 2000, at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road, NE, Atlanta, Georgia 30326, for the following purposes:

     1. Election of Directors. To elect two directors for a three-year term (Proposal 1);

     2. Approval of Amendments to Employee Stock Purchase Plan. To approve two amendments that are a part of our second amended and restated employee stock purchase plan (Proposal 2);

     3. Other Business. To transact any other business that properly comes before the annual meeting or any adjournments of the meeting.

     If you held shares of our common stock at the close of business on May 12, 2000, you are entitled to notice of and to vote at the annual meeting or any adjournments of the meeting.

                                          By order of the Board of Directors

                                          /s/ JAMES S. MAHAN, III
                                          James S. Mahan, III
                                          Chief Executive Officer
                                          and President

Atlanta, Georgia
May 17, 2000

     IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OF COMMON STOCK VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

                                 S1 CORPORATION
                      3390 PEACHTREE ROAD, NE, SUITE 1700
                             ATLANTA, GEORGIA 30326
                                 (404) 812-6200
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 6, 2000
                            ------------------------

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This proxy statement is being sent to holders of the common stock of S1 Corporation, a Delaware corporation, as part of the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on Tuesday, June 6, 2000, at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road, NE, Atlanta, Georgia 30326, and at any adjournments of the meeting. In this proxy statement, we sometimes refer to our company as S1, which is the name by which we are commonly known. This proxy statement, together with the enclosed proxy card, is being mailed to shareholders on or about May 17, 2000.

     The annual meeting has been called for the following purposes: (i) to elect two directors for a three-year term (Proposal 1), (ii) to approve two amendments that are a part of our second amended and restated employee stock purchase plan, and (iii) to transact any other business that properly comes before the annual meeting or any adjournments of the meeting.

     If you vote using the enclosed proxy card and return it to us in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions marked on the proxy card. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS AND FOR THE TWO AMENDMENTS THAT ARE A PART OF OUR SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN. Our board of directors does not know of any other matters that are to come before the annual meeting other than procedural matters related to the conduct of the annual meeting. If any other matters properly come before the annual meeting, the persons named in the proxy card will vote the shares represented by your proxy on those other matters as determined by a majority of the board of directors. The proxies solicited by this proxy statement confer discretionary authority to vote on any matter of which S1 did not have notice at least 30 days prior to the date of the annual meeting.

     Your presence at the annual meeting will not automatically revoke your proxy. You may, however, revoke a proxy at any time before it is exercised by delivering either a written notice of revocation for a proxy card that you previously submitted or a properly executed proxy card bearing a later date to Nancy K. Kenley, Secretary, S1 Corporation, 3390 Peachtree Road, NE, Suite 1700, Atlanta, Georgia 30326, by re-voting by telephone or on the Internet, or by attending the annual meeting and voting in person.

     We will pay the cost of soliciting proxies for the annual meeting. In addition to using the mail, our directors, officers and employees may solicit proxies personally, by telephone or by fax. We will not pay additional compensation to our directors, officers or employees for these activities. We also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners of those shares and will reimburse these holders for the reasonable expenses they incur for these efforts.

     The board of directors has appointed an inspector of election to tabulate shareholder votes at the annual meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will not be counted in determining the number of votes cast on any matter presented at the annual meeting.

     WHO CAN VOTE. Only shares of our common stock held as of the close of business on May 12, 2000 can be voted at the annual meeting. Each share of common stock that you owned at that time entitles you to one vote on all matters that properly come before the annual meeting. There is no cumulative voting of shares. The board of directors has fixed the close of business on May 12, 2000 as the record date for the determination of our shareholders who are entitled to notice of and to vote at the annual meeting. On May 12, 2000, there were 624 holders of record of the 54,190,407 shares of common stock which were then outstanding and eligible to be voted at the annual meeting.

     VOTING BY PROXY HOLDERS. If your common stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from that person or entity that you must follow in order to have your shares of common stock voted. If you hold your common stock in your own name and not through your broker or another nominee, you may vote your shares of common stock in one of three ways:

     - by using the toll-free telephone number listed on the proxy card,

     - by using the Internet website listed on the proxy card, or

     - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with those instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the board of directors.

     Vote by Telephone. If you hold your common stock in your own name and not through your broker or another nominee, you can vote your shares of common stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 3:00 p.m. (E.D.T.) on June 5, 2000. Easy-to-follow voice prompts allow you to vote your shares of common stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

     Vote by Internet. If you hold your common stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy. Internet voting is available 24 hours a day until 3:00 p.m. (E.D.T.) on June 5, 2000. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

     Vote by Mail. You can vote by mail by completing, dating, signing and returning the enclosed proxy card in the enclosed postage paid envelope.

     For Proposal 1, the holders of one-third of the 54,190,407 shares of common stock that were issued and outstanding on May 12, 2000 and entitled to vote at the meeting and who are present in person or represented by proxy will constitute a quorum at the annual meeting. If there is a quorum, a plurality of the votes cast by the shares of common stock issued and outstanding on May 12, 2000 and entitled to vote at the meeting is required to elect each of our director nominees. For Proposal 2, a majority of the 54,190,407 shares of common stock that were issued and outstanding on May 12, 2000 present either in person or by proxy will constitute a quorum. If there is a quorum, a majority of the votes cast is required for approval of the two amendments that are part of our second amended and restated employee stock purchase plan.

     A copy of the annual report to shareholders for the fiscal year ended December 31, 1999 accompanies this proxy statement. WE ARE REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR OUR 1999 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO ROBERT ZWERNEMAN, VICE PRESIDENT, INVESTOR RELATIONS, S1 CORPORATION, 3390 PEACHTREE ROAD, NE, SUITE 1700, ATLANTA, GEORGIA 30326.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     At the annual meeting, two directors will be elected to serve for three-year terms. Unless otherwise specified on a proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election as a director of the persons named below as the nominees. The board of directors believes that the nominees will stand for election and will serve if elected as directors. If, however, a nominees fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the board of directors may recommend. If there is a quorum at the annual meeting, the director nominees will be elected by a plurality of the votes cast by the shares of common stock issued and outstanding on May 12, 2000 and entitled to vote at the meeting. There are no cumulative voting rights in the election of directors.

     Our amended and restated certificate of incorporation provides for the board of directors to be divided into three classes. The terms of office of only one class of directors expires in each year, and directors are elected for terms of three years and until their successors are elected and qualified. Our amended and restated bylaws provide that there are to be between four and fifteen directors, with the number of directors determined by resolution of the board of directors. Pursuant to a resolution of the board, the number of directors on our board of directors is eight.

INFORMATION AS TO THE NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The following table presents information about our current directors and executive officers, including their ages as of December 31, 1999, the periods during which they have served as a director of S1 and its predecessor, Security First Network Bank, and positions currently held with S1.

                                        AGE AT         DIRECTOR   EXPIRATION
NAME                               DECEMBER 31, 1999    SINCE      OF TERM        POSITIONS HELD WITH S1
----                               -----------------   --------   ----------      ----------------------
Director Nominees:
James S. Mahan, III..............         48             1995        2000      Chief Executive Officer,
                                                                                 President and a Director
Howard J. Runnion, Jr............         69             1995        2000      Director

Continuing Directors and
Executive Officers:
Michel Akkermans.................         39             1999        2002      Chairman of the Board
Robert W. Copelan, D.V.M.........         73             1995        2002      Director
Gregg S. Freishtat...............         32             1999        2002      Director
David C. Hodgson.................         43             1999        2002      Director
Joseph S. McCall.................         50             1998        2001      Director
Jackson L. Wilson, Jr............         52             1999        2002      Director
Robert F. Stockwell..............         45               --          --      Chief Financial Officer
Daniel H. Drechsel...............         39               --          --      Chief Operating Officer

     The service of directors and officers prior to May 1998 was as a director or officer of Security First Network Bank, the former parent of S1. Security First Network Bank was a wholly owned subsidiary of Cardinal Bancshares, Inc. until May 1996. In connection with S1's acquisition of FICS Group N.V. in November 1999, S1 agreed to appoint Mr. Akkermans and Mr. Hodgson to three-year terms on the S1 board of directors. As part of S1's November 1999 acquisition of VerticalOne Corporation, S1 agreed to appoint Mr. Freishtat to a three-year term on the S1 board.

     Provided below is a brief description of the principal occupation of each of our directors and executive officers for the past five years. The executive officers are elected by the board to serve a one-year term.

     JAMES S. MAHAN, III has served as a director and as Chief Executive Officer since 1995 and as President since June 1998. He served as Chairman of the Board of S1 from February 1999 until Mr. Akkermans assumed that position upon joining S1 in November 1999. Mr. Mahan was the Chairman of the Board and Chief Executive Officer of Cardinal Bancshares, Inc., as well as some of its subsidiaries, from November 1987 until September 1996. Mr. Mahan has served as a director of WebTone Technologies, Inc. since February 1999 and NetAssets, Inc. since January 2000. Mr. Mahan is the stepson of director Robert W. Copelan.

     HOWARD J. RUNNION, JR. has served as a director since 1995. Since 1992, Mr. Runnion has served as an investor and an insurance broker. He was a director of Cardinal Bancshares, Inc. and some of its subsidiaries until September 1996. Mr. Runnion was Vice Chairman of the Board and Chief Financial Officer of Wachovia Corporation in Winston-Salem, North Carolina from December 1985 to June 1990.

     MICHEL AKKERMANS has served as Chairman of the Board of S1 and as Chief Executive Officer of FICS Group N.V., a subsidiary of S1, since S1 acquired FICS in November 1999. Mr. Akkermans served as the Chief Executive Officer and Chairman of the Board of Directors of FICS from its inception in 1989. From 1986 to 1988, he was Manager at Econocom Expert N.V., an international financial software consulting company. From 1985 to 1986, Mr. Akkermans was a Project Manager of Continental Bank. From 1984 to 1985, he was a Systems Analyst and Project Leader at Morgan Guaranty Trust Company of New York.

     ROBERT W. COPELAN, D.V.M. has served as a director since 1995. He has been President of Copelan & Thornbury, Inc. in Paris, Kentucky since 1959 and President of R.W. Copelan, PSC in Paris, Kentucky since 1979. Dr. Copelan is a veterinarian in private practice. From 1987 through September 1996, he served on the board of directors of Cardinal Bancshares, Inc. and some of its subsidiaries. Dr. Copelan is the stepfather of James S. Mahan, III, who serves as Chief Executive Officer, President and a director of S1.

     GREGG S. FREISHTAT has served as a director of S1 and as Chief Executive Officer of VerticalOne Corporation, a subsidiary of S1, since S1 acquired VerticalOne in November 1999. Mr. Freishtat served as Chairman and Chief Executive Officer of VerticalOne since its founding in October 1998. He served as Senior Vice President of Premiere Technologies, Inc. from September 1996 until he founded VerticalOne. In 1995, Mr. Freishtat founded and served as CEO of Telet Communications LLC, which was sold to Premiere Technologies in September 1996. He worked with the law firm of Freishtat and Sandler in Baltimore, MD from 1993 until he founded Telet Communications.

     DAVID C. HODGSON has served as a director of S1 since his appointment in November 1999. Mr. Hodgson is a managing member of General Atlantic Partners, LLC. a private equity investment firm that invests in Internet and information technology investments on a global basis. Mr. Hodgson has been with General Atlantic Partners, LLC or its predecessor since 1982. Mr. Hodgson is also a director of Atlantic Data Services, Inc., a provider of professional computer services for the banking industry, Baan Company, N.V., a business management software company, ProBusiness Services, Inc., an employee administrative services company, Proxicom, Inc., an Internet professional services provider, and several private information technology companies.

     JOSEPH S. MCCALL has served as a director of S1 since his appointment in October 1998. In 1986, Mr. McCall founded and remains the President of McCall Technology LLC, a company that provides consulting primarily to software companies that are building software products with new technology or transitioning old products to new technology. McCall Technology also provides direct sales and training support to enabling technology software companies that are launching products with leading edge technologies. Since 1991, Mr. McCall also has served as a director of Clarus Corp. (formerly known as SQL Financials International, Inc.), a publicly traded software company that sells web-enabled financial and human resource application software. Mr. McCall founded SQL in 1991 and served as Chief Executive Officer until early 1998. In 1994, Mr. McCall founded Technology Ventures, LLC, which is an investment company that owns all of McCall Technology and is the largest single shareholder of Clarus Corp. Technology Ventures serves as Mr. McCall's vehicle for investing in new companies and providing equity incentives to employees of the companies in which Technology Ventures has invested. Mr. McCall currently is a member of the boards of directors of McCall Consulting, Technology Ventures and LastMinuteTravel.com.

     JACKSON L. WILSON, JR. has served as a director of S1 since his appointment in August 1999. Mr. Wilson is Managing General Partner -- AC Ventures, a unit of Andersen Consulting LLP that invests in new and innovative businesses, a position he has held since December 1999. He previously served in several positions at Andersen Consulting, most recently as Managing Partner -- Global Markets. Mr. Wilson currently serves as a member of Andersen Consulting's Executive Committee. He joined Andersen Consulting in 1975 and became a partner in 1983. Mr. Wilson also is a member of the World Economic Forum. In addition to serving as a director of S1, he currently is a member of the boards of directors of two other Andersen Consulting portfolio companies:
Qpass Inc. and Software Technologies Corporation.

     ROBERT F. STOCKWELL has served as Chief Financial Officer since May 1996. From May 1996 to January 2000, Mr. Stockwell also served as Treasurer and from June 1998 to November 1998, as Secretary. From October 1996 through September 1998, he served as Acting President of Security First Network Bank. Mr. Stockwell served as Treasurer of Cardinal Bancshares, Inc. from January 1994 to September 1996 and as a director of Jefferson Banking Company during 1994. From 1987 to 1993, Mr. Stockwell was Executive Vice President and Chief Financial Officer of Security Financial Holding Company, a thrift holding company located in Durham, North Carolina.

     DANIEL H. DRECHSEL has served as Chief Operating Officer of S1 since November 1999 and as President and Chief Operating Officer of S1, Inc., a subsidiary of S1, since June 1998. In his position as Chief Operating Officer, Mr. Drechsel oversees the day-to-day operations of S1 and S1, Inc. He served as Vice President of Marketing with Meta4 Software, S.A., a Madrid-based enterprise software company from September 1997 to June 1998. Mr. Drechsel served as General Manager of ECPartners, a joint venture between Checkfree Corporation and Automatic Data Processing, Inc.'s Electronic Services Division from 1995 to 1997. He served on the board of directors of InfoWare Technologies, Inc. from 1997 to 1999. Mr. Drechsel's previous experience included a variety of management positions in sales, marketing and software development at both Automatic Data Processing and Dun & Bradstreet Corporation.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ITS DIRECTOR NOMINEES.

BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

     The board of directors acts as the nominating committee for selecting nominees for election as directors. Our amended and restated bylaws also permit shareholders eligible to vote at the annual meeting to make nominations for directors, but only if their nominations are made by timely notice in writing to our Secretary. We issued a press release on April 21, 2000 announcing the date of the annual meeting. To be timely, a shareholder's notice must have been delivered to, or mailed and received at, our principal executive offices no later than May 7, 2000.

     The board of directors has appointed a standing audit committee. The members currently are Messrs. Copelan, McCall and Runnion. The audit committee reviews the scope of the independent annual audit, the independent public auditors' letter to the board of directors concerning the effectiveness of our internal financial and accounting controls and any response by the board of directors to that letter. In addition, the audit committee will review internal audit plans and reports and meet with our internal auditor to discuss financial and accounting controls. The audit committee met seven times in 1999.

     The board of directors has appointed a compensation committee that reviews executive compensation on an annual basis. The compensation committee makes recommendations to our board of directors regarding compensation. Awards of stock options under our stock option plans and agreements have been made in the past by our stock option committee, which is comprised of Mr. Mahan and Mr. Stockwell. The Chairman of the compensation committee is Mr. Wilson and the other members currently are Mr. Hodgson and Mr. Runnion. The compensation committee met two times in 1999.

     During 1999, our board of directors met 21 times. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period that the director served and (2) the total number of meetings held by all committees of the board on which the director served during the period that he served.

                           STOCK OWNED BY MANAGEMENT

     The following table presents information known to us regarding the beneficial ownership of our common stock as of May 12, 2000 by each of our directors and named executive officers and by all of our directors and executive officers as a group. At May 12, 2000, there were 54,190,407 shares of our common stock issued and outstanding. All information as to beneficial ownership has been provided to us by the directors and executive officers, and unless otherwise indicated, each of the directors and executive officers has sole voting and investment power over all of the shares that they beneficially own.

                                                                 NUMBER OF SHARES         PERCENT OF
                                                                   AND NATURE OF         COMMON STOCK
NAME AND POSITION(S) WITH S1                                  BENEFICIAL OWNERSHIP(a)    OUTSTANDING
----------------------------                                  -----------------------    ------------
James S. Mahan, III.........................................         2,055,615(b)            3.66%
  Chief Executive Officer, President and a Director
Robert F. Stockwell.........................................           210,702(c)                *
  Chief Financial Officer
Daniel H. Drechsel..........................................           143,225(d)                *
  Chief Operating Officer
Michel Akkermans............................................         4,870,000(e)            8.99%
  Chairman of the Board
Robert W. Copelan, D.V.M....................................           297,064(f)                *
  Director
Gregg S. Freishtat..........................................         1,018,085(g)            1.88%
  Director
David C. Hodgson............................................         2,793,000(h)            5.15%
  Director
Joseph S. McCall............................................            47,000(i)                *
  Director
Howard J. Runnion, Jr.......................................           220,848(j)                *
  Director
Jackson L. Wilson, Jr.......................................               800                   *
  Director
All directors and executive officers as a group (10
  persons)..................................................        11,656,339              20.60%

---------------
 *  Less than one percent.

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from May 12, 2000. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b) The share ownership of Mr. Mahan includes 1,908,400 shares of common stock that would be issued upon the exercise of options exercisable within 60 days of May 12, 2000, 1,224 shares that are held directly by Mr. Mahan, 10,117 shares held in S1's 401(k) plan, 326 shares held in S1's Employee Stock Purchase Plan and 135,548 shares held by his wife.

(c) The share ownership of Mr. Stockwell includes 114,590 shares of common stock that would be issued upon the exercise of options exercisable within 60 days of May 12, 2000, 83,576 shares held jointly with his wife, 6,974 shares held in S1's 401(k) plan, 3,728 shares held in an IRA and 1,834 shares held by his mother in an IRA.

(d) The share ownership of Mr. Drechsel includes 142,500 shares of common stock that would be issued upon the exercise of options exercisable within 60 days of May 12, 2000, 562 shares held in S1's 401(k) plan and 163 shares held in S1's Employee Stock Purchase Plan.

(e) The share ownership of Mr. Akkermans includes 3,165,000 shares held directly by Mr. Akkermans and 1,705,000 shares owned by Pamica N.V., a company controlled by Mr. Akkermans.

(f) The share ownership of Dr. Copelan includes 195,840 shares of common stock that would be issued upon the exercise of options exercisable within 60 days of May 12, 2000, 83,872 shares that are held directly by Dr. Copelan, 14,904 shares that are held by the Robert W. Copelan D.V.M. Retirement Plan and 2,448 shares that are held by his wife.

(g) The share ownership of Mr. Freishtat includes 518,085 shares held directly by Mr. Freishtat, 29,977 of which are held in escrow until November 2000 in connection with the November 1999 acquisition of VerticalOne Corporation by S1, 100,000 shares owned by the Freishtat 2000 Charitable Remainder Unitrust dated 1/28/2000, and 400,000 shares owned by GSF, LLP, a limited liability partnership of which Mr. Freishtat is a managing partner, 19,400 of which are held in escrow. Gregg and Ruth Freishtat share voting power over all shares held by GSF, LLP, including the escrowed shares.

(h) The share ownership for Mr. Hodgson includes 2,399,000 shares held by General Atlantic Partners 20, L.P., 53,000 shares held by General Atlantic Partners 52, L.P. and 341,000 shares held by GAP Coinvestment Partners, L.P. Mr. Hodgson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. For information about these entities, see note (d) to the table presented under the caption "Principal Shareholders."

(i) The share ownership of Mr. McCall includes 45,000 shares held directly by Mr. McCall and 2,000 shares held by Mr. McCall in an IRA.

(j) The share ownership of Mr. Runnion includes 20,848 shares of common stock that would be issued upon the exercise of options exercisable within 60 days of May 12, 2000 and 200,000 shares owned directly by Mr. Runnion.

                             PRINCIPAL SHAREHOLDERS

     The following table presents information known to us regarding the beneficial ownership of our common stock as of May 12, 2000 by each person believed by management to be the beneficial owner of more than 5% of our outstanding common stock.

                                                                 NUMBER OF SHARES         PERCENT OF
NAME AND ADDRESS                                                   AND NATURE OF         COMMON STOCK
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP(a)    OUTSTANDING
-------------------                                           -----------------------    ------------
Intuit Inc./Intuit Ventures Inc.............................         5,550,000(b)            9.44%
  2535 Garcia Avenue
  Mountain View, CA 94043
Michel Akkermans............................................         4,870,000(c)            8.99%
  Excelsiorlaan 87
  B-1930 Zaventem, Belgium
David C. Hodgson/General Atlantic Partners, LLC.............         2,793,000(d)            5.15%
  3 Pickwick Plaza
  Greenwich, CT 06830

---------------
(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from May 12, 2000. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b) Intuit Inc. filed an amended Schedule 13G dated March 13, 2000 with the Securities and Exchange Commission reporting shared voting and shared dispositive power over the shares listed above. The Schedule 13G reports that the number of shares listed above includes 4,579,187 shares issuable upon the exercise of an option exercisable within 60 days of May 12, 2000. The number of shares subject to the option may increase by up to 445,000 if certain earn-out shares are purchased from S1 by former holders of FICS Group N.V. capital stock by April 2001 and April 2002, provided that Intuit may not exercise the option for a number of shares that would result in Intuit beneficially owning more than 5,995,000 shares of S1 common stock. The amended Schedule 13G reports that these shares are owned by Intuit

    Ventures Inc., a wholly owned subsidiary of Intuit, and that Intuit disclaims beneficial ownership of the shares. The address of Intuit Ventures Inc. is 1285 Financial Boulevard, Reno, NV 89502.

(c) The share ownership of Mr. Akkermans includes 3,165,000 shares held directly by Mr. Akkermans and 1,705,000 shares owned by Pamica N.V., a company controlled by Mr. Akkermans.

(d) A Schedule 13D dated November 24, 1999 was filed with the Securities and Exchange Commission on behalf of General Atlantic Partners, LLC, General Atlantic Partners 20, L.P., General Atlantic Partners 52, L.P. and GAP Coinvestment Partners, L.P. reporting shared voting and shared dispositive power of all of the shares listed above by each of these entities. In connection with the November 1999 acquisition of FICS Group N.V. by S1, the
    Schedule 13D reports that three of these entities purchased shares of S1 common stock as follows: General Atlantic Partners 20, L.P., 2,399,000 shares; General Atlantic Partners 52, L.P., 53,000 shares; and GAP Coinvestment Partners, L.P., 341,000 shares. The Schedule 13D also reports that David C. Hodgson, one of the directors of S1, is one of the managing members of General Atlantic Partners, LLC and one of the general partners of GAP Coinvestment Partners, L.P., and that General Atlantic Partners, LLC is the general partner of General Atlantic Partners 20, L.P. and General Atlantic Partners 52, L.P. Accordingly, Mr. Hodgson is deemed to beneficially own these shares. Mr. Hodgson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in them.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE AND DIRECTOR COMPENSATION

     The following table shows the cash compensation paid by S1 for the last three fiscal years, as well as compensation paid or accrued for those years, to the Chief Executive Officer and the three other highest paid executive officers serving at December 31, 1999, whose total annual salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000. We refer to these four officers as our named executive officers. No stock appreciation rights have been granted by S1 or its public company predecessor, Security First Network Bank.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                         -----------------------------------   ----------------------
                                                                                       AWARDS
                                                                               ----------------------
                                                                OTHER ANNUAL         SECURITIES          ALL OTHER
NAME AND                                                        COMPENSATION     UNDERLYING OPTIONS     COMPENSATION
PRINCIPAL POSITION                YEAR   SALARY($)   BONUS($)       ($)                (#)(a)              ($)(b)
------------------                ----   ---------   --------   ------------   ----------------------   ------------
James S. Mahan, III.............  1999    200,000      --              --            1,400,000              9,249
  Chief Executive Officer,        1998    200,000      --              --                   --              7,872
  President and a Director        1997    200,000      --         $ 9,861                   --              9,756

Michel Akkermans(c).............  1999    360,150      --              --                   --              2,850
  Chairman of the Board

Daniel H. Drechsel..............  1999    182,500      --              --              200,000             11,678
  Chief Operating Officer         1998     83,061(d)   --              --              150,000              3,725
                                  1997         --      --              --                   --                 --

Robert F. Stockwell.............  1999    150,000      --              --              120,000             10,266
  Chief Financial Officer         1998    150,000      --              --              100,000              5,950
                                  1997    119,141      --              --               40,000              6,392

---------------
(a) Reflects the May 1999 two-for-one split of our common stock.

(b) All other compensation includes contributions to S1's 401(k) plan and insurance premiums. 401(k) contributions for 1999, 1998 and 1997 were $2,667, $2,666 and $2,667 for Mr. Mahan; and $4,500, $2,750 and $3,292 for
    Mr. Stockwell. 401(k) contributions for 1999 and 1998 were $5,143 and $1,217 for Mr. Drechsel. Insurance premiums for 1999, 1998 and 1997 were $6,582, $5,206 and $7,089 for Mr. Mahan; and $5,766, $3,200 and $3,100 for Mr.
    Stockwell. Insurance premiums for 1999 and 1998 for Mr. Drechsel were $6,535 and $2,508. Insurance premiums for 1999 for Mr. Akkermans were $2,850.

(c) Mr. Akkermans joined S1 on November 18, 1999 upon the acquisition of FICS Group N.V. by S1. All information reported prior to November 18, 1999 is compensation received from FICS. This includes compensation paid directly to Mr. Akkermans and amounts paid to Pamica N.V. pursuant to a Management Agreement entered into by and among FICS, Pamica and Mr. Akkermans. Pamica is an entity controlled by Mr. Akkermans.

(d) Mr. Drechsel joined S1, Inc. in June 1998.

     Our directors do not receive any fees or other compensation for their service as directors. Directors, however, are reimbursed for travel and other expenses incurred in connection with attending meetings of our board of directors. Dr. Copelan was awarded options to purchase 30,000 shares of S1 common stock upon his re-election as a director in June 1999 under our 1998 Directors' Stock Option Plan. Upon joining our board of directors in 1999, Messrs. Wilson and Hodgson each were granted options to purchase 30,000 shares of S1 common stock under our 1998 Directors' Stock Option Plan. Mr. Runnion will be awarded options to purchase 30,000 shares of S1 common stock under our 1998 Directors' Stock Option Plan upon re-election by our shareholders at the annual meeting.

EMPLOYMENT CONTRACTS

     We currently do not have any employment contracts or other compensatory plans or arrangements relating to resignation, retirement or any other termination of a named executive officers' employment with S1 or our subsidiaries or from a change in control of S1 or a change of the named executive officer's responsibilities following a change in control of S1, except as described below. Many unvested stock options, however, vest upon a change in control, as defined.

     In connection with S1's acquisition of VerticalOne, S1 granted Gregg Freishtat stock options to purchase 330,000 shares of S1 common stock. Pursuant to a Letter Agreement, dated as of September 23, 1999, by and between S1 and Mr. Freishtat, as amended, the options will vest 25% annually, with the first vesting date being November 10, 2000. The Letter Agreement also provides that 50% of any unvested options will accelerate and become exercisable as of the effective date of any change of control of S1. FICS Group N.V. entered into a Management Agreement with Michel Akkermans and Pamica N.V. on December 4, 1998. FICS was acquired by S1 in November 1999. Mr. Akkermans is a director of S1 and Pamica is an entity controlled by him. In this section, we refer to Mr. Akkermans and Pamica as the managers. Under the agreement, the managers are responsible for the daily management of FICS. For 1999, FICS paid approximately $360,150 to the managers, as established by the FICS board of directors. The agreement provides for normal fringe benefits, home office support and reimbursement of company expenses incurred by the managers. It contains provisions that restrict that ability of the managers to compete with FICS during the term of the agreement and for two years after termination. The agreement is for an unlimited duration and may be terminated by a party with six months advance notice. Immediate termination is permitted only in the case of a serious breach, which is defined to include dishonesty, fraud, indictable offenses and acts which bring FICS into disrepute. In the event of a termination by FICS other than in the case of a serious breach, the agreement provides for the payment of a one time indemnity in an amount equal to the total of the amount paid to the managers in the preceding twelve months.

OPTION GRANTS

     The following table contains information concerning the grant of stock options to the named executive officers during fiscal year 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                       --------------------------------------------------------------
                          NUMBER             % OF                                        POTENTIAL REALIZABLE VALUE AT
                       OF SECURITIES     TOTAL OPTIONS                                   ASSUMED ANNUAL RATES OF STOCK
                        UNDERLYING        GRANTED TO         EXERCISE                  PRICE APPRECIATION FOR OPTION TERM
                          OPTIONS          EMPLOYEES       OR BASE PRICE   EXPIRATION  ----------------------------------
NAME                    GRANTED(#)     IN FISCAL YEAR(%)     ($/SHARE)        DATE           5%                 10%
----                   -------------   -----------------   -------------   ----------  --------------      --------------
James S. Mahan,
  III................      400,000(a)         4.9              15.25(a)     1/21/09(b)   $ 3,868,257         $ 9,721,829
                         1,000,000           12.3              48.25        12/1/09(c)    30,344,166          76,898,074
Michel Akkermans.....           --             --                 --               --             --                  --
Daniel H. Drechsel...      100,000(a)         1.2              15.25(a)     1/21/09(b)   $   959,064         $ 2,430,457
                           100,000            1.2              48.25        12/1/09(c)     3,034,417           7,689,807
Robert F.
  Stockwell..........       70,000(a)         0.9              15.25(a)     1/21/09(b)   $   671,345         $ 1,701,320
                            50,000            0.6              48.25        12/1/09(c)     1,517,208           3,844,904

---------------
(a) Adjusted to reflect the May 1999 two-for-one split of S1's common stock.

(b) Vests upon the earlier of the satisfaction of certain performance criteria each year or 5 years. One of the performance criteria for 1999 was met, resulting in vesting of the option in fiscal 2000 as to 50,000 shares for Mr. Mahan, 8,750 shares for Mr. Stockwell and 12,500 shares for Mr. Drechsel. Vests in full upon a change in control, as defined.

(c) Vests in four equal installments beginning on December 1, 2000.

1999 OPTION EXERCISES AND VALUES

     The following table provides information on exercises of stock options during fiscal year 1999 by the named executive officers and the value of unexercised options at the end of the year. The information in this table reflects the May 1999 two-for-one split of our common stock.

     AGGREGATED OPTION EXERCISES IN 1999 AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED       IN-THE MONEY OPTIONS
                               SHARES                         OPTIONS AT FY-END(#)           AT FY-END($)(b)
                             ACQUIRED ON       VALUE        -------------------------   -------------------------
NAME                         EXERCISE(#)   REALIZED($)(a)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         -----------   --------------   -------------------------   -------------------------
James S. Mahan, III........        --               --        1,858,400/1,400,000        144,606,750/55,025,000
Michel Akkermans...........        --               --              --/--                        --/--
Daniel H. Drechsel.........    20,000          894,550             55,000/425,000          3,997,813/25,629,688
Robert F. Stockwell........        --               --            150,840/215,000         11,607,858/13,007,808

---------------
(a) Based on the market value of our common stock at date of exercise, less the exercise price.

(b) Based on the closing price per share of our common stock on December 31, 1999 of $78.125 on the Nasdaq National Market, less the exercise price, of all unexercised stock options having an adjusted exercise price less than that market value.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Since 1996 through the corporate reorganization of Security First Network Bank in September 1998, the full board of directors of Security First Network Bank served as a compensation committee. In the fourth quarter of 1998, a separate compensation committee of the S1 board was established. The current Chairman of the compensation committee is Mr. Wilson and the other members are Mr. Hodgson and Mr. Runnion. The compensation committee recommends to the full board of directors, which has ultimate responsibility over compensation matters. Set forth below is a report of the compensation committee addressing S1's compensation policies for fiscal year 1999 as they affected our executive officers.

     Compensation Policies for Executive Officers. S1's executive compensation policies are designed to provide competitive levels of compensation, to assist S1 in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the qualifications and experience of the persons concerned, the size of the company and the complexity of its operation, the financial condition, including revenues, the compensation paid to other persons employed by the company and the compensation paid to persons having similar duties and responsibilities in the technology industry were considered. Compensation paid to our executive officers in 1999 consisted of the following components: base salary, long-term incentives (awards of stock options) and participation in S1's other employee benefit plans. No bonuses were paid to executive officers for 1999. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package for 1999 for the executive officers is highly dependent on the public market value of S1 and total return to shareholders. Our executive officers have significant equity interests in S1's success by virtue of stock-based compensation.

     Base Salary. Base salary is intended to signal the internal value of the position. In establishing the 1999 salary for each executive officer, the officer's responsibilities, qualifications and experience were considered. None of our executive officers received an increase in base salary for 1999. Base salaries for 2000 have increased to provide a competitive level of compensation. The 2000 base salaries for our named executive officers are as follows: Mr. Mahan, $350,000; Mr. Akkermans, $360,150; Mr. Drechsel, $265,000; and Mr.
Stockwell, $185,000.

     Long-Term Incentive Compensation. S1 uses stock options to provide long-term incentive compensation. The compensation committee endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in S1, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of S1 and encouraging recipients to remain in the employ of S1. Officers and other full-time employees of S1 and its subsidiaries are eligible for grants under our 1995 and 1997 stock option plans. Stock options are normally granted each year with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level and performance. During 1999, 1,720,000 stock options were granted to our executive officers, as adjusted to reflect the May 1999 two-for-one split of our common stock.

     Other. In addition to the compensation paid to executive officers described above, executive officers received, along with and on the same terms as other employees, certain benefits such as health insurance and participation in S1's 401(k) Plan and S1's Employee Stock Purchase Plan. Mr. Akkermans only received health insurance benefits in 1999.

     CEO Compensation. Since the company began its current Internet business in 1995, the compensation for the Chief Executive Officer has been primarily cash compensation in the form of a base salary and stock-based in the form of options. In 1999, the Chief Executive Officer's 1999 base salary was $200,000, which was the same as his 1998 and 1997 base salary. The Chief Executive Officer did not receive a bonus in 1997, 1998 or 1999 or an award of stock options in 1997 or 1998. In January 1999, the Chief Executive Officer was awarded options to purchase 400,000 shares of S1 common stock that vest upon the earlier of the satisfaction of certain performance criteria for S1 or five years. Also, in December 1999, the Chief Executive Officer was granted options to purchase 1,000,000 shares of common stock in recognition of the successful strategic alliances entered into during 1999 between S1 and Andersen Consulting LLP, Hewlett-Packard Company and Intuit Inc. and the completion of S1's acquisitions of Edify Corporation, VerticalOne Corporation and FICS Group N.V. As noted above, a significant portion of S1's total compensation package is highly dependent on the public market value of S1 and total return to shareholders. This has been the case since the company began its operations as an Internet business in 1995. The public market value of S1 common stock increased significantly during 1999, thereby considerably enhancing the value of long-term stock awards granted to the Chief Executive Officer in fiscal 1999 and in previous years. At the beginning of 1999, the reported per share closing price of our common stock was $15.313, as adjusted for the May 1999 two-for-one split of our common stock. At year-end 1999, it was $78.125.

     Internal Revenue Code Section 162(m). In 1993, the Internal Revenue Code of 1986, as amended, was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. S1 did not take this limitation into account prior to fiscal 1999 in structuring most of its equity compensation programs and in determining executive compensation. The compensation committee considered the deductibility limit for compensation when awarding equity-based compensation beginning in fiscal 1999. Our Amended and Restated 1995 Stock Option Plan contains provisions to allow option grants to qualify for an exemption from that limit.

                             Compensation Committee
                          ---------------------------

                                David C. Hodgson
                              Howard J. Runnion, Jr.
                       Jackson L. Wilson, Jr. (Chairman)

PERFORMANCE OF OUR COMMON STOCK

     The following table sets forth comparative information regarding the cumulative shareholder return on our common stock since May 26, 1996. Share information from May 26, 1996 to September 30, 1998 is based on the common stock of Security First Network Bank, the former parent of Security First Technologies Corporation. From September 30, 1998 to November 10, 1999, our company name was Security First Technologies Corporation. Since November 10, 1999, our name has been S1 Corporation. Total shareholder return is measured by dividing cumulative dividends for the measurement period (assuming dividend reinvestment) plus share price change for the period by the share price at the beginning of the measurement period. Neither S1 nor Security First Network Bank has paid dividends on its common stock from May 26, 1996 to December 31, 1999. Our cumulative shareholder return over this period is based on an investment of $100 on May 26, 1996 and is compared to the cumulative total return of the Interactive Week Internet Index and the Nasdaq Composite Index.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
         S1, INTERACTIVE WEEK INTERNET INDEX AND NASDAQ COMPOSITE INDEX
                     FROM MAY 26, 1996 TO DECEMBER 31, 1999

                                    [CHART]

                                                             PERIOD ENDING
                                          ---------------------------------------------------
                 INDEX                    5/26/96   12/31/96   12/31/97   12/31/98   12/31/99
                 -----                    -------   --------   --------   --------   --------
S1 Corporation..........................  100.00      25.00      17.68      74.39     381.10
Interactive Week Internet Index.........  100.00      88.76      94.60     233.16     625.54
NASDAQ Composite Index..................  100.00     103.39     125.76     175.60     325.90

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1999, the following directors served as members of our compensation committee: Dorsey R. Gardner, Mr. Hodgson, Mr. McCall and Mr. Runnion. None of the persons who served on this committee in fiscal 1999 have served as an officer or employee of S1 or any of S1's subsidiaries. During 1999, S1 used software development consulting services from McCall Consulting Group. Mr. McCall is the President of McCall Consulting. During 1999, the total amount paid to McCall Consulting was approximately $3.0 million. At December 31, 1999, S1 had outstanding payables to McCall Consulting Group of $91,000.

TRANSACTIONS WITH MANAGEMENT

     During 1999, S1 used software development consulting services from McCall Consulting Group. The President of McCall Consulting, Mr. Joseph S. McCall, is one of our directors. During 1999, the total amount paid to McCall Consulting was approximately $3.0 million. At December 31, 1999, S1 had outstanding payables to McCall Consulting of $91,000.

     During the latter part of 1996, among its ordinary course of research and development activities, S1 started a project known as "WebTone." The WebTone project was established to assess the customer care issues raised as a result of interacting with retail customers over new delivery channels and subsequently to develop software solutions to resolve such issues more efficiently. In November 1997, after the assessment phase of the project was completed at a cost of approximately $300,000, the board of directors of Security First Network Bank, the predecessor public company of S1, determined not to proceed with WebTone, primarily because of the SFNB board's uncertainty regarding the potential of such a project and because of limited resources, both capital and personnel. With the SFNB board's full knowledge and agreement, the former Chairman of the Board of SFNB, Michael C. McChesney, created and funded his own company to develop WebTone. In undertaking these activities, Mr. McChesney and the board of directors agreed that WebTone and Mr. McChesney should enter into some form of arrangement for a future business relationship.

     In 1999, S1 engaged in transactions with WebTone and Mr. McChesney resigned as Chairman of the Board of S1 in February 1999. James S. Mahan, III, a director, President and Chief Executive of S1 is on the board of directors of WebTone. In June 1999, S1 and WebTone entered into a Letter of Understanding pursuant to which S1 received approximately 3% of WebTone's fully diluted outstanding shares in exchange for cancelling $173,000 of outstanding receivables and in recognition of S1's interest in the development of WebTone. As contemplated by the Letter of Understanding, in November 1999 WebTone entered into a License and Reseller Agreement with S1. Under that Reseller Agreement, WebTone licensed to S1 certain WebTone software for internal development purposes, data processing purposes and to resell to financial institution customers. Under the Reseller Agreement, S1 can elect to receive payments of fees due in cash or in WebTone stock valued at $2.00 per share in 1999 and at fair market value, as determined by WebTone's board, thereafter. We have not billed WebTone for any activity to date under the Reseller Agreement. WebTone paid S1 $47,000 in 1999 for certain administrative and technical services. As of May 11, 2000, S1 completed its acquisition of 227,272 shares of Class A Voting Common Stock of WebTone for an aggregate purchase price of $1 million.

     In February 1999, S1 and Andersen Consulting LLP entered into a strategic partnership. S1 issued a warrant to purchase 200,000 shares of S1 common stock to Andersen Consulting in February. The number of shares represented by the warrant is adjusted to reflect the May 1999 two-for-one split of S1's common stock. In April 1999, S1 issued 72,800 shares of S1 common stock to an affiliate of Andersen Consulting. In 1999, S1 and Andersen Consulting paid each other for work done on contracts where the other entity was the primary contractor. S1 paid Andersen Consulting a total of $10.0 million for such work and Andersen Consulting paid S1 a total of $627,000. Jackson L. Wilson, Jr., a director of S1, is a general partner of Andersen Consulting. At December 31, 1999, the accounts receivable due from Andersen was $270,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership.

Based on a review of reports submitted to us, we believe that during the fiscal years ended December 31, 1999 and 1998, all Section 16(a) filing requirements applicable to our directors, officers and more than 10% owners were complied with on a timely basis, other than as described below:

                                                                      REPORTS
                        NAME                          LATE REPORTS   NOT FILED   TRANSACTIONS
                        ----                          ------------   ---------   ------------
Daniel H. Drechsel..................................       1            --           N/A
Michel Akkermans....................................       1            --           N/A
Gregg S. Freishtat..................................       1            --           N/A
Dorsey R. Gardner...................................       1            --           N/A
Joseph S. McCall....................................       1            --           N/A
Michael C. McChesney................................       1            --             2
Robert W. Copelan, D.V.M............................      --             1             1

S1'S INDEPENDENT PUBLIC ACCOUNTANTS

     Our board of directors appointed PricewaterhouseCoopers LLP as S1's independent accountants effective October 26, 1999. S1's former independent accountants, KPMG LLP, were dismissed effective October 25, 1999. The reports issued by KPMG LLP on our financial statements for fiscal years 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles. The decision to change independent accountants to PricewaterhouseCoopers LLP was recommended by the audit committee of the board of directors in consultation with the full board of directors. During fiscal 1997 and 1998 and the subsequent interim period preceding the dismissal of KPMG LLP, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

               APPROVAL OF TWO AMENDMENTS THAT ARE A PART OF OUR
            SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
                                  (PROPOSAL 2)

     At our 1999 annual meeting of shareholders, our shareholders approved an Employee Stock Purchase Plan. The plan provided that the board of directors could approve certain amendments to the plan without shareholder approval. Earlier this year, our board of directors approved amendments to that plan which were set forth in an Amended and Restated Employee Stock Purchase Plan, which was effective February 1, 2000. In May 2000, the board of directors approved further amendments to the Amended and Restated Plan, which are set forth in the Second Amended and Restated Employee Stock Purchase Plan, which we refer to as the Plan. The Plan was effective May 11, 2000, subject to the approval of two amendments that are part of the Plan by our shareholders. A copy of the Plan is attached as Appendix A to this proxy statement.

     The purpose of the Plan is to encourage stock ownership in S1 by employees of S1 and those subsidiaries of S1 designated by our board of directors as eligible to participate, thereby enhancing employee interest in the continued success and progress of S1. We have designed the Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. We are summarizing the material features of the Plan in this section, but the description is subject to and is qualified in its entirety by the full text of the Plan, which is attached as Appendix A to this proxy statement. One of the sections below describes the two amendments that are part of the Plan that are subject to approval by our shareholders. These amendments will not take effect unless and until our shareholders approve them. Unless otherwise indicated, properly executed proxies will be voted FOR approval of the two amendments that are part of the Plan.

GENERAL TERMS AND CONDITIONS

     The board of directors has appointed S1's compensation committee to administer the Plan. The committee has broad powers to administer and interpret the Plan.

     The Plan permits employees to purchase our stock at a favorable price and possibly with favorable tax consequences to the participants. All of the employees of S1 and of those subsidiaries designated by the board who are regularly scheduled to work at least 20 hours per week and more than five months per year are eligible to participate in any of the purchase periods of the Plan immediately after being hired. A person on a leave of absence is deemed to be an employee for the first 90 days of the leave of absence or for any longer period during which he or she has a right to reemployment based on a contract or a statute. However, a participant will not be granted an option under the Plan if, after receiving the option, that person would own stock or outstanding options possessing 5% or more of the total combined voting power or value of all classes of our stock, as determined under the Code. As of May 12, 2000, we had approximately 1,307 employees of S1 and its operating subsidiaries who are eligible to participate in the Plan.

     Under the Plan, eligible employees may elect to participate in the Plan as of the beginning of any offering period. Once an eligible employee elects to participate, the employee will continue to be a participant for subsequent offering periods, unless the employee elects not to participate. The offering periods are generally 24-month periods beginning on February 1 and August 1 of each year, except that the first offering period began on July 1, 1999 and ended on January 31, 2000 and the second offering period began February 1, 2000 and will end on July 31, 2000. However, the committee can change the duration of the offering periods if it determines to do so. No participant will be permitted to participate in more than one offering period at a time. Each offering period after July 31, 2000 will be divided into four purchase periods of six months each, except as otherwise determined by the committee. The last day of each purchase period is referred to as a purchase date. If the closing price of our common stock on any purchase date or the next previous business day on which trading occurred is less than the corresponding price on the first day of the offering period, the offering period will end and all participants will be enrolled in the next offering period, which will begin the next day.

     On the first day of each offering period, each participant will receive an option to purchase up to 400 shares of common stock during the offering period, or such other number as the committee specifies before an offering period begins. Upon enrollment in the Plan, the participant will authorize a payroll deduction, on an after-tax basis, in an amount of not more than 10% of the participant's compensation during the offering. Each participant can increase or decrease the amount of his or her payroll deductions once during each offering period.

     Unless the participant withdraws from the Plan before the end of a purchase period, the participant's option for the purchase of shares will be exercised automatically on each purchase date, and the participant's accumulated payroll deductions will be used to purchase the maximum number of full shares available under the option. The purchase price for the shares will come from the accumulated payroll deductions credited to the participant's account under the Plan. We will refund any excess payroll deduction amounts to the participant. We will not pay any interest on funds withheld, and we will use these funds for general operating purposes. The withheld amounts will not be held in a trust or other account separate from our other funds.

     American Stock Transfer & Trust Company, which we refer to as AST, as agent will hold in custody shares that a participant purchases under the Plan. At any time after the purchase date, the participant can instruct AST in writing to reissue the shares in the participant's name. After receiving a notice from an eligible participant, AST will deliver a stock certificate for the shares to the participant.

     The maximum number of shares that can be purchased by a participant under an option will be determined by a formula. Subject to a limitation required by law that is discussed below and to the availability of shares under the Plan, the maximum number will be the lesser of 400 shares (or such other number as the committee determines) or the number determined as follows:

     - the percentage of compensation that the participant has elected to have withheld not in excess of 10%, multiplied by

     - the participant's compensation for the offering period, divided by

     - 85% of the market value of our common stock at the beginning or at the end of the offering period, whichever is less.

     The option exercise price per share will be 85% of the closing market price of our common stock on the first day of the offering period or, if lower, the purchase date, or the nearest prior business day on which trading occurred.

     As required by tax law, no participant may receive an option under the Plan for shares that have a fair market value in excess of $25,000 for any calendar year in which the option is outstanding, determined at the time the participant receives the option grant.

     No participant can assign or transfer payroll deductions or rights regarding the exercise of options granted under the Plan, other than by will or by the laws of descent and distribution or as provided under the Plan. During the lifetime of a participant, only the participant can exercise the option. Upon termination of a participant's employment for any reason other than death, we will return the participant's accumulated payroll deductions and the participant will not have the right to purchase any more shares under the Plan. If a participant dies, the participant's beneficiary, determined under the Plan, will have the right to withdraw the deceased participant's accumulated payroll deductions or to exercise the participant's existing option to purchase shares at the next purchase date, using the accumulated payroll deductions. The beneficiary must give us written notice of the beneficiary's decision to withdraw funds, otherwise we will use the funds to exercise the participant's option.

     The board will determine when to end the Plan, but no options can be granted after ten years from the effective date of the Plan. At present, no option may be granted under the Plan after June 3, 2009. See "Amendments subject to Shareholder Approval at this Meeting" below. Under circumstances of dissolution or liquidation of S1, or upon a merger, consolidation or reorganization in which S1 is not than the surviving corporation, or upon a sale of all or substantially all of S1's assets, or upon a transaction approved by the board of directors that results in any person or entity owing more than 80% of the combined voting power of all of S1's classes of stock, the Plan and the options outstanding under it will terminate, unless otherwise provided in writing. In the event of a termination of the Plan, the last day of an offering that is in progress will be deemed to be the last trading day before the termination and the outstanding options of participating employees will be deemed to be automatically exercised that day. In the event that S1 is the surviving corporation in a reorganization, merger or consolidation, each outstanding option under the Plan will apply to the securities to which the option holder would have been entitled if he or she exercised the option immediately before such action.

     At present, the Plan authorizes 400,000 shares for issuance pursuant to the Plan and we have reserved these shares for issuance. See "Amendments subject to Shareholder Approval at this Meeting" below. The number of shares available for issuance under the Plan is subject to periodic adjustment for changes in the outstanding common stock occasioned by stock split-ups, stock dividends, recapitalizations or other similar changes. The Plan provides for adjustment of the number and kinds of shares for which options may be granted, the number and kinds of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of common stock as a result of one or more recapitalizations, reclassifications, stock split-ups, combinations of shares, exchanges of shares, stock dividends, or other distribution payable in capital stock, or other increase or decrease in shares without consideration. As of May 12, 2000, 12,058 shares have been purchased under the Plan by eligible employees.

     The board may amend the Plan at any time, provided that no amendment may change any option previously granted in a way that adversely affects the rights of the holder of the option and, without shareholder approval, the board may not increase the maximum number of shares available for purchase under the Plan or amend the requirements as to the corporations or class of corporations whose employees are eligible to purchase stock under the Plan.

     Our shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the Plan. If any option granted under the Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the Plan.

     The following table sets forth for the individuals and groups indicated the number of shares of S1 common stock purchased at the end of the first offering period of the employee stock purchase plan and the amount of compensation that we expect to be deducted for the second offering period. The first offering period began on July 1, 1999 and ended on January 31, 2000. The second offering period began on February 1, 2000 and will end on July 31, 2000.

                                                              NUMBER OF
                                                              SHARES OF         AMOUNT OF
                                                             COMMON STOCK    COMPENSATION TO
                                                             PURCHASED IN    BE DEDUCTED FOR
                           NAME                             FIRST OFFERING   SECOND OFFERING
                           ----                             --------------   ---------------
James S. Mahan, III.......................................         326         $   13,250
Michel Akkermans..........................................          --                 --
Daniel H. Drechsel........................................         163             17,500
Robert F. Stockwell.......................................          --                 --
All current executive officers as a group.................         489             30,750
All current directors who are not executive officers as a
  group...................................................          --                 --
Howard J. Runnion, Jr. ...................................          --                 --
All employees, including all current officers who are not
  executive officers, as a group..........................      11,080          1,820,604

AMENDMENTS SUBJECT TO SHAREHOLDER APPROVAL AT THIS MEETING

     At present, the Plan authorizes 400,000 shares for issuance pursuant to the Plan until June 6, 2000. If our shareholders approve the amendment to the Plan described in the following sentence which authorizes an increase in the number of shares available for issuance, that number will increase as of June 6, 2000. The amendment provides that as of June 6, 2000 and each of the nine anniversaries of that date, the maximum number of shares will be increased by two percent of the number of shares of our common stock that are issued an outstanding as of June 6, 2000, subject to periodic adjustment for changes in capitalization. If our shareholders do not approve this amendment, the number of shares available for issuance under the Plan will remain 400,000.

     At present, no option may be granted under the Plan after June 3, 2009. We are asking our shareholders to approve an amendment to the Plan that would extend this date to May 11, 2010. If our shareholders do not approve this amendment, this date would remain June 3, 2009.

FEDERAL INCOME TAX EFFECTS

     The following is a brief summary of the principal federal income tax consequences of awards under the Plan. Recipients of options should consult with their own personal tax advisors with respect to grants and transactions in stock acquired under the Plan.

     Options granted under the Plan are intended to qualify for favorable tax treatment to the employees under Sections 421 and 423 of the Code. Employee contributions are made on an after-tax basis. A participant will not be taxed on the grant or exercise of an option under the Plan.

     A participant will realize gain or loss on common stock purchased under the Plan when the participant sells the shares of common stock. If a participant disposes of shares two years or more after the date of the beginning of the offering period in which he or she acquired the shares, and more than one year after purchasing the shares, the participant will recognize as ordinary income the lesser of:

     - the excess of the fair market value of the shares on the date of sale over the price paid for the shares or

     - the discount of the fair market value of the shares as of the beginning of the applicable offering period, which currently is 15%.

Additionally, the participant will recognize a long-term capital gain or loss within the meaning of the Code equal to the difference between:

     - the amount realized from the sale of the shares and

     - his or her basis in the shares, which normally would be the purchase price paid, plus any amount taxed as ordinary compensation income under the rules described above.

     If a participant disposes of shares within two years of the date of the beginning of the offering period in which the participant bought the shares, or within one year after buying the shares, whichever is later, the participant would recognize ordinary compensation income equal to:

     - the excess of the fair market value of the shares on the applicable purchase date over

     - the price paid for the shares.

The amount that is treated as ordinary income will be added to the participant's basis for purposes of determining the gain or loss the participant recognizes on the disposition of the shares.

     If a participant dies while holding shares of stock acquired under the Plan, the participant's estate will be subject to tax at ordinary income rates on an amount equal to the lesser of:

     - the excess of the fair market value of the shares on the date of death over the price the participant paid for the shares or

     - the discount of the fair market value of the shares as of the beginning of the applicable offering period, which currently is 15%.

     We will not receive an income tax deduction upon either the grant or exercise of the option by a participant, but generally will receive a deduction equal to the ordinary compensation income required to be recognized by a participant as a result of the disposition of the shares, if the shares are disposed of by the participant within two years of the date of the beginning of the purchase period in which the shares were acquired, or within one year after the shares were purchased, whichever is later.

REQUIRED VOTE

     A majority of the votes cast is required for approval of the two amendments that are a part of the Plan.

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THESE AMENDMENTS.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

     Any proposal which an S1 shareholder wishes to have included our proxy statement and form of proxy for our 2001 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by our Secretary at 3390 Peachtree Road, NE, Suite 1700, Atlanta, Georgia 30326 by November 17, 2000. Any other proposal for consideration by shareholders at our 2001 annual meeting of shareholders must be delivered to, or mailed to and received by, our Secretary not less than 30 days and not more than 90 days prior to the date of the meeting if we give at least 45 days' notice or prior public disclosure of the date of the meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for the annual meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.

                                 OTHER MATTERS

     As of the date of this proxy statement, the board of directors does not know of any other matters to be presented for action by the shareholders at the annual meeting. If any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote your proxy in accordance with the determination of a majority of our board of directors.

                                          By order of the Board of Directors

                                          /s/ JAMES S. MAHAN, III
                                          James S. Mahan, III
                                          Chief Executive Officer
                                          and President

Atlanta Georgia
May 17, 2000

                                                                      APPENDIX A

                   SECOND AMENDED AND RESTATED S1 CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                             EFFECTIVE MAY 11, 2000

ARTICLE I - - PURPOSE

     This Second Amended and Restated S1 Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby Employees, as defined below, of S1 Corporation (the "Company") and its Subsidiaries, as defined below (referred to collectively, unless the context otherwise requires, as the "Employer"), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company, par value $0.01 per share (the "Stock"). It is the intention of the Employer to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section.

ARTICLE II - - DEFINITIONS

2.01.  Committee

     "Committee" shall mean the Compensation Committee of the Company's Board of Directors.

2.02.  Compensation

     "Compensation" shall mean regular salary or straight-time hourly earnings, plus payments for overtime, shift premium, bonuses and commissions. Before the beginning of an Offering, the Committee may set a limitation on the annual Compensation of each Employee taken into account under the Plan for purposes of such Offering.

2.03.  Employee

     "Employee" means any person who is employed by the Employer other than such a person whose customary employment is 20 hours per week or less or whose customary employment is for not more than five months in any calendar year.

2.04.  Offering, Offering Commencement Date and Offering Termination Date

     These terms are defined in Article IV.

2.05.  Option

     "Option" shall mean a right to purchase one or more shares of Stock in accordance with the terms of this Plan.

2.06.  Option Price

     This term is defined in Section 6.02.

2.07.  Purchase Period and Purchase Date

     These terms are defined in Article IV.

2.08.  Stock

     This term is defined in Article I.

2.09.  Subsidiary

     "Subsidiary" shall mean any present or future corporation which (i) is or becomes a "subsidiary corporation" of S1 Corporation as that term is defined in
Section 424 of the Code and (ii) is designated as a participating Employer in the Plan by the Company.

ARTICLE III - - ELIGIBILITY AND PARTICIPATION

3.01.  Initial Eligibility.

     Each Employee shall be eligible to participate in Offerings under the Plan. An Employee who is hired after an Offering has commenced shall not be eligible to participate in the Plan until the Offering Commencement Date of the next Offering.

3.02.  Leave of Absence.

     For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) before the close of business on such 90th day or, if longer, so long as the individual's right to reemployment is guaranteed either by statute or by contract. Termination by the Employer of any employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any Option.

3.03.  Restrictions on Participation.

     Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option under the Plan:

          (a) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

          (b) which permits his or her rights to purchase stock under the Plan and all other employee stock purchase plans of the Employer to accrue at a rate that exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04. Commencement of Participation.

     An eligible Employee may become a participant for an Offering by completing an authorization for a payroll deduction on the form provided by the Employer and filing it with the Department of Human Resources of the Employer on or before the date set therefor by the Committee; provided, that, unless otherwise determined by the Committee, such authorization may be communicated electronically. Such authorization shall continue in effect for subsequent Offerings until modified or terminated by the Employee in accordance with the Plan (or until the Employee ceases to be an Employee by reason of termination of employment or otherwise, if earlier). Payroll deductions for a participating Employee shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable, unless sooner terminated by the participating Employee as provided in Article VIII.

ARTICLE IV -- OFFERINGS

     The Plan will be implemented by a series of offerings of the Stock (the "Offerings"), as follows, except as otherwise determined by the Committee with respect to any Offering after July 31, 2000:

          (a) The first Offering began on July 1, 1999 and ended on January 31, 2000.

          (b) The Offering beginning February 1, 2000 is six months in duration, and terminates on July 31, 2000.

          (c) The Purchase Period for each Offering beginning before August 1, 2000 shall be the entire Offering period.

          (d) Each Offering beginning after July 31, 2000 shall be for a period of 24 months and shall be divided into four Purchase Periods of six months each. A new 24-month Offering shall commence on August 1, 2000, and on each February 1 and August 1 thereafter; provided, however, that no participating Employee shall be permitted to participate in more than one Offering at a time.

          (e) If the Option Price as of the Offering Commencement Date of any Offering is less than the Option Price determined as of the Offering Commencement Date of any preceding Offering that is ongoing, such preceding Offering shall terminate as of the Purchase Date next preceding such Offering Commencement Date, each Employee who was enrolled in such preceding Offering shall cease to be enrolled in such preceding Offering and each such Employee shall be enrolled automatically in such subsequent Offering.

          (f) The last day of each Purchase Period (including the Offering Termination Date of each Offering) shall be a "Purchase Date."

          (g) As used in the Plan, "Offering Commencement Date" means July 1, 1999 and each February 1 or August 1 thereafter, as the case may be, on which a particular Offering begins.

          (h) "Offering Termination Date" means January 31, 2000 and July 31, 2000. For Offerings commencing after July 31, 2000, "Offering Termination Date" means the July 31 or January 31, as the case may be, that is 24 months after the Offering Commencement Date, and is the date on which the particular Offering shall terminate, unless the Offering is terminated earlier, as provided in this Plan.

     The Committee shall have the discretion, exercised before the commencement of a particular Offering, to change the terms of such Offering, including the duration of such Offering and the number and duration of the Purchase Periods.

ARTICLE V - - PAYROLL DEDUCTIONS

5.01. Amount of Deduction.

     At the time a participating Employee files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of a whole number percentage (not more than 10 percent) of his or her Compensation during such Offering.

5.02. Participant's Account.

     All payroll deductions made for a participating Employee shall be credited to his or her account under the Plan. A participating Employee may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04.

5.03. Changes in Payroll Deductions.

     A participating Employee may discontinue his or her participation in the Plan as provided in Article VIII, and may increase or decrease the amount of his or her payroll deductions once during each Purchase Period, but no other change can be made during an Offering and, specifically, a participating Employee may not alter the amount of his or her payroll deductions for that Offering more than once during any Purchase Period.

5.04. Leave of Absence.

     If a participating Employee goes on a leave of absence, such participating Employee shall have the right to elect: (a) to withdraw the balance in his or her or her account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Employer to the participating Employee during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Employer to such participating Employee are insufficient to meet such participating Employee's authorized Plan deductions.

ARTICLE VI - - GRANTING OF OPTION

6.01. Number of Option Shares.

     Subject to Section 10.01 below, and except as otherwise determined by the Committee, on the Offering Commencement Date of each Offering, a participating Employee shall be granted an Option to purchase a maximum number of shares of the Stock equal to the lesser (a) 400 shares (or such other number of whole shares as shall be specified by the Committee and communicated to Employees before the Offering Commencement Date of such Offering) or (b) (i) that percentage of the Employee's Compensation which he or she has elected to have withheld (but not in any case in excess of 10 percent) for such Offering multiplied by (ii) the Employee's Compensation during the period of the Offering divided by (iii) the Option Price determined pursuant to Section 6.02 below.

6.02. Option Price.

     The exercise price per share (the "Option Price") of Stock subject to an Option granted hereunder shall be 85 percent of the closing price of the Stock on (i) the Offering Commencement Date with respect to such Option or, if lower,
(ii) the Purchase Date, or if there is no closing price on any such date, the closing price on the nearest prior business day on which trading occurred on the NASDAQ National Market System.

     If the Stock is not admitted to trading on any of the foregoing dates for which closing prices of the Stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

ARTICLE VII - - EXERCISE OF OPTION

7.01. Automatic Exercise.

     Unless a participating Employee gives written notice to the Employer as hereinafter provided, his or her Option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on each Purchase Date applicable to such Offering for the purchase of the number of full shares of Stock that the accumulated payroll deductions in his or her account at that time will purchase at the applicable Option Price (but not in excess of the number of shares available for purchase under the Option granted to the Employee pursuant to Section 6.01), and any excess in his or her account at that time will be returned to him or her.

7.02. Withdrawal of Account.

     By written notice to the Department of Human Resources of the Employer, at any time before the Offering Termination Date applicable to any Offering, an Employee may elect to withdraw all the accumulated payroll deductions in his or her account at such time.

7.03. Fractional Shares.

     Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the participating Employee promptly following the termination of an Offering, without interest.

7.04. Transferability of Option.

     During a participating Employee's lifetime, Options held by such participating Employee shall be exercisable only by that participating Employee.

7.05 Delivery of Stock.

     American Stock Transfer & Trust Company or such other entity as shall be designated by the Committee, as agent (the "Agent"), will hold in custody all shares of Stock purchased pursuant to Options. The Agent may hold such shares in stock certificates in nominee names, and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. A participating Employee may, at any time after his or her purchase of shares under an Option (or after such period as may be specified by the Committee in a written notice to Employees before the Offering Commencement Date with respect to an Offering), by written notice instruct the Agent to have all or part of such shares reissued in the Employee's own name and have the stock certificate delivered to the Employee or his or her agent. During any period specified by the Committee during which the Agent holds such shares, the Employee will not be entitled to sell or otherwise transfer the shares. Any dividends paid on shares held by the Agent for a participating Employee's account will be transmitted to the Employee.

ARTICLE VIII - - WITHDRAWAL

8.01. In General.

     As provided in Section 7.02, a participating Employee may elect to withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the Department of Human Resources of the Employer. All of the participating Employee's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering. The Employer may, at its option, treat any attempt to borrow by an Employee on the security of his or her accumulated payroll deductions as an election to withdraw such deductions.

8.02. Effect on Subsequent Participation.

     A participating Employee's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Employer.

8.03. Termination of Employment.

     Upon termination of the participating Employee's employment for any reason, including retirement (but excluding death while in the employ of the Employer or continuation of a leave of absence for a period beyond the period specified in
Section 3.02), the payroll deductions credited to his or her account will be returned to him or her, or, in the case of his or her death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 12.01.

8.04. Termination of Employment Due to Death.

     Upon termination of the participating Employee's employment because of his or her death, his or her beneficiary (as defined in Section 12.01) shall have the right to elect, by written notice given to the Department of Human Resources of the Employer before the next Purchase Date, either:

        (a) to withdraw all of the payroll deductions credited to the participating Employee's account under the Plan, or

        (b) to exercise the participating Employee's Option for the purchase of Stock on the Purchase Date next following the date of the participating Employee's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the participating Employee's account at the date of the participating Employee's death will purchase at the applicable Option Price, and any excess in such account will be returned to said beneficiary, without interest.

     In the event that no such written notice of election shall be duly received by the Department of Human Resources of the Employer, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participating Employee's Option.

8.05. Leave of Absence.

     A participating Employee on leave of absence shall, subject to the election made by such participating Employee pursuant to Section 5.04, continue to be a participating Employee in the Plan so long as such participating Employee is on continuous leave of absence. Notwithstanding any other provisions of the Plan, except as otherwise required by applicable law, unless a participating Employee on leave of absence returns to regular full time or part time employment with the Employer at the earlier of: (a) the termination of such leave of absence or
(b) three months after the expiration of the period specified in Section 3.02, such participating Employee's participation in the Plan shall terminate on whichever of such dates first occurs.

ARTICLE IX - - INTEREST

     No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating Employee.

ARTICLE X - - STOCK

10.01. Maximum Shares.

     The maximum number of shares of Stock which shall be sold pursuant to Options granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04 shall be 400,000 shares until June 6, 2000. As of June 6, 2000 and each of the next nine anniversaries of such date, such maximum number of shares shall be increased by two percent of the number of shares of Stock that are issued and outstanding as of June 6, 2000, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.04. The shares that are sold pursuant to Options may, in the discretion of the Committee, be authorized but unissued shares, treasury shares or shares purchased in the market or in negotiated transactions for sale under the Plan. If the total number of shares for which Options are exercised on any Purchase Date in accordance with Article VII exceeds the maximum number of shares available for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participating Employee under the Plan shall be returned to him or her as promptly as possible.

10.02. Participant's Interest in Option Stock.

     The participating Employee will have no interest in Stock covered by his or her Option until such Option has been exercised.

10.03. Registration of Stock.

     Shares of Stock to be delivered to a participating Employee under the Plan will be registered in the name of the participating Employee, or, if the participating Employee so directs by written notice to the Department of Human Resources of the Employer before the Offering Termination Date applicable thereto, in the names of the participating Employee and one such other person as may be designated by the participating Employee, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

10.04. Securities Law and other Requirements.

     The Company shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically, in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

ARTICLE XI - - ADMINISTRATION

11.01. Appointment of Committee

     Except as otherwise determined by the Board of Directors of the Company, the Committee shall administer the Plan except that, if no Committee is appointed, the full Board of Directors of the Company shall constitute the Committee for purposes of the Plan.

11.02. Authority of Committee

     Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

11.03. Rules Governing the Administration of the Committee

     Actions of the Committee shall be taken in accordance with the Amended and Restated Bylaws of the Company.

11.04. Account Statements

     The Company will cause the Agent to deliver to each participating Employee a statement for each Offering during which the Employee purchases Stock under the Plan, reflecting the amount of payroll deductions accumulated during the Offering, the number of shares purchased for the Employee's account, the price per share of the shares purchased for the Employee's account, the number of shares held for the Employee's account at the Offering Termination Date and such other information as the Company deems relevant.

ARTICLE XII - - MISCELLANEOUS

12.01. Designation of Beneficiary.

     A participating Employee may file a written designation of a beneficiary who is to receive any Stock purchased under the Plan that has not been delivered to the Employee at the time of his or her death. Such designation of beneficiary may be changed by the participating Employee at any time by written notice to the Department of Human Resources of the Employer. Upon the death of a participating Employee and upon receipt by the Employer of proof of identity and existence at the participating Employee's death of a beneficiary validly designated by him or her under the Plan, the Company shall direct the Agent to deliver such Stock to such beneficiary (but not earlier than the date on which the Employee could have received a distribution of such shares). In the event of the death of a participating Employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participating Employee's death, the Company shall direct the Agent to deliver such Stock to the executor or administrator of the estate of the participating Employee, or if no such executor or administrator has been appointed (to the knowledge of the Employer), the Company, in its discretion, may direct the Agent to deliver such Stock to the spouse or to any one or more dependents of the participating Employee as the Employer may designate (but not earlier than the date on which the Employee could have received a distribution of such shares). No beneficiary shall, before the death of the participating Employee by whom he or she has been designated, acquire any interest in the Stock or cash credited to the participating Employee under the Plan.

12.02. Transferability.

     Neither payroll deductions credited to a participating Employee's account nor any rights with regard to the exercise of an Option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participating Employee other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Employer may treat such act as an election to withdraw funds in accordance with Section 7.02.

12.03. Use of Funds.

     All payroll deductions received or held by the Employer under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such payroll deductions.

12.04. Adjustment Upon Changes in Capitalization.

     (a) If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased pursuant to Options shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding under the Plan shall be similarly adjusted so that the proportionate interest of a participating Employee immediately following such event shall to the extent practicable be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable by a participating Employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Option Price per share. In the event of any spin-off of a Subsidiary of the Company, the Committee also may adjust outstanding Options to preserve the benefits or potential benefits of such Options. Any such action by the Committee may include adjustment of: (i) the number and kind of shares subject to outstanding Options and (ii) the Option Price per share of outstanding Options, as well as any other adjustments that the Committee determines to be equitable. No such adjustment shall be made in a manner that would constitute a "modification" within the meaning of Section 424(h)(3) of the Code.

     (b) Subject to Subsection (c) of this Section 12.04, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Options would have been entitled, immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

     (c) Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board of Directors of the Company that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options outstanding under the Plan, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and Option Prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Termination Date with respect to any Offering that is in progress at such time shall be deemed to be the last trading day prior to such termination, and the Options of each participating Employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board of Directors shall send written notice of an event that will result in such a termination to all participating Employees not later than the time at which the Company gives notice thereof to its stockholders.

     (d) Adjustments under this Section 12.04 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

12.05. Amendment and Termination.

     The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 12.04); (ii) amend the requirements as to the corporations or class of corporations whose employees will be eligible to purchase Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an Option under the Plan to purchase Stock, adversely affect the rights of such Employee under such Option. No Option shall be granted under the Plan after May 11, 2010.

12.06. Effective Date.

     The Plan as amended and restated shall become effective as of May 11, 2000, subject to approval of the amendments adopted in Sections 10.01 and 12.05 hereof by the stockholders of the Company within

12 months thereafter in accordance with Section 423 of the Code, and the provisions of this amended and restated Plan shall apply to Offerings beginning on and after that date.

12.07. No Employment Rights.

     The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Employer, and it shall not be deemed to interfere in any way with the Employer's right to terminate, or otherwise modify, an employee's employment at any time.

12.08. Effect of Plan.

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

12.09. Governing Law.

     The law of the State of Delaware (other than choice of law principles that would cause the law of some other jurisdiction to apply) will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

12.10. Electronic Communications Media.

     Except as otherwise determined by the Committee, all notices, elections and authorizations required or permitted to be given under the Plan may be communicated electronically, but the Company shall maintain a written record of each such communication.

                                     * * *

     This Second Amended and Restated Plan was duly adopted and approved by the Board of Directors of the Company on May 11, 2000.

                                          /s/ NANCY KENLEY
                                          --------------------------------------
                                          Secretary of the Company

     The amendments adopted by Sections 10.01 and 12.05 of this Second Amended and Restated Plan were duly approved by the stockholders of the Company at a meeting held on June 6, 2000.

                                          --------------------------------------
                                          Secretary of the Company

REVOCABLE PROXY

                                 S1 CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder of S1 Corporation hereby appoints Gregg S. Freishtat or Robert F. Stockwell, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held at 9:00 a.m., local time, on Tuesday, June 6, 2000, at the Swissotel, 3391 Peachtree Road, NE, Atlanta, Georgia 30326, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies for the annual meeting that were given before this proxy.

      This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH A MAJORITY OF OUR BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to our Secretary either a written revocation of the proxy or a duly executed proxy bearing a later date, by re-voting by telephone or the Internet, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                 S1 CORPORATION

                                  JUNE 6, 2000

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
PLEASE ACCESS THE WEB PAGE AT "www.voteproxy.com" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



YOUR CONTROL NUMBER IS         _________


                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED


|X| Please mark your votes as in this example.



1.       Election of         FOR the nominees                   WITHHOLD                NOMINEES:         For a three-year term
         Directors.           listed at right                   AUTHORITY                                 expiring in 2003:
                                                             to vote for the
                                   [ ]                     nominees listed at                             James S. Mahan, III
                                                                  right                                   Howard J. Runnion, Jr.

                                                                   [ ]


YOU MAY WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE
BY LINING THROUGH THAT NOMINEE'S NAME TO THE RIGHT


2. To approve two amendments that are a part of our second amended and restated employee stock purchase plan.

                 FOR                    AGAINST                 ABSTAIN

                 [ ]                    [ ]                     [ ]


3. The proxies are authorized to vote on any other business that properly comes before the annual meeting, or any adjournments of the meeting, in accordance with the determination of a majority of our board of directors.




                                                           Date:
---------------------------------------------------------       ----------------
Signature(s) of Shareholder or Authorized Representative

NOTE: Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.